                                                                    EXHIBIT 10.3

                               SUBLEASE AGREEMENT

         This Sublease is made as of the 2nd day of May, 2002 at Travis County, Texas by and between LUMINEX CORPORATION (herein, "Sublandlord") and AMERICAN INNOVATIONS, LTD. (herein, "Subtenant").

         Sublandlord is the Lessee under that certain Lease, (the "Main Lease"), by and between Aetna Life Insurance Company, as landlord, (herein, "Landlord") and Sublandlord, as tenant, executed on or about October 19, 2001, for the premises described in the Main Lease (herein, "Leased Premises"), a true and correct copy of which Main Lease is attached hereto as Exhibit A and incorporated herein by this reference.

         In consideration of the mutual promises contained herein, Sublandlord does hereby SUBLEASE, DEMISE and SUBLET to Subtenant and Subtenant hereby accepts that portion of the Leased Premises containing approximately 21,756 square feet in the building known as McNeil 5 (the "Building"), Suite 100 at 12112 Technology Blvd and more particularly described on Exhibit B attached hereto (the "Subleased Premises") together with the non-exclusive right to use the common areas of the Building and the Project, subject to the terms of the Main Lease and subject further to the provisions of this Sublease, as follows:

1. Subtenant hereby agrees to abide by and observe all the terms, covenants and conditions of the Main Lease as they apply to the Subleased Premises. Sublandlord represents that the Main Lease is in full force and effect with no amendments thereto and that no Events of Default (as described in Section 19 of the Main Lease) have occurred on Sublandlord's part under it as of the commencement of the term of this Sublease.

2. The term of this Sublease shall be for a term of 60 months commencing on August 1, 2002 and ending July 31, 2007, provided, however, that this Sublease shall terminate upon the termination of the Main Lease or as otherwise provided herein.

3. The terms and provisions of the Main Lease, to the extent that they do not conflict with specific provisions of this Sublease, are incorporated into this Sublease as if fully completely rewritten herein. Subtenant shall not commit any act that would constitute a default or event of default under the Main Lease. Notwithstanding anything in the Sublease to the contrary, the following provisions of the Main Lease are not incorporated into or made a part of the
         Sublease: 23.K, 26, and Exhibit E.

4. The relationship between Subtenant and Sublandlord shall be the same as that between Tenant and Landlord under the Main Lease. Notwithstanding anything to the contrary contained herein, Sublandlord shall not be liable to Subtenant for any Losses (as defined in the Main Lease) unless such Losses are directly caused by an act or omission of Sublandlord.

         4.1. Subtenant agrees that with respect to the Subleased Premises, Sublandlord shall have all rights vis-a-vis Subtenant that Landlord has vis-a-vis Sublandlord under the Main Lease. Such rights of Sublandlord include (but are not limited to) (i) the right to receive any notices that Landlord is entitled to receive from Sublandlord under the Main Lease, (ii) the right to require that Subtenant obtain Sublandlord's consent in any and all circumstances that require the consent of Landlord under the Main Lease (provided that if Landlord has granted its consent to any request by Subtenant under the Main Lease, Sublandlord's consent shall not be unreasonably withheld, delayed or conditioned), and (iii) the right to be indemnified by Subtenant against certain damages, costs and expenses as if the indemnity provisions under the Main Lease applied to Subtenant and Sublandlord instead of Sublandlord and Landlord, respectively, and to the Subleased Premises instead of the Leased Premises. Such rights also include the right to act upon a default hereunder by Subtenant in the same manner that Landlord would have the right to act upon a similar default by Sublandlord under the Main Lease. In addition, if Subtenant should fail to fully perform its obligations hereunder, Sublandlord shall have the right, following the earlier of (i) thirty (30) days prior written notice to Subtenant or (ii) the date upon which failure to perform causes an Event of Default under the Main Lease (but in no event earlier than following ten (10) days prior written notice to Subtenant), to perform such obligations on behalf of Subtenant and to charge Subtenant all reasonable costs thereof, whether or not Landlord could similarly perform such obligations on behalf of Sublandlord under the Main Lease.

                  4.2.Subtenant agrees to notify Sublandlord promptly following Subtenant's receipt of written notice of any claim by Landlord that the Main Lease has been breached with respect to the Subleased Premises. The rights of Sublandlord and obligations of Subtenant set out in the other provisions of this Sublease shall supplement, not be in lieu of, the rights of Sublandlord and obligations of Subtenant under this paragraph.

5. Subtenant agrees to pay Sublandlord, as base rent ("Base Rent") for the Subleased Premises, the amounts shown in the table immediately below. Such Base Rent shall be payable in advance on the 1st day of each calendar month during the term of this Sublease.

----------------------- ----------------------- ------------------------- ------------------------
PERIOD                       ANNUAL RENT              MONTHLY RENT           MO. RENT/SQ. FT.
----------------------- ----------------------- ------------------------- ------------------------
Months 1-3                               $0.00                     $0.00                    $0.00
----------------------- ----------------------- ------------------------- ------------------------
Months 4-36                        $169,696.80                $14,141.40                    $0.65
----------------------- ----------------------- ------------------------- ------------------------
Months 37-48                       $182,750.40                $15,229.20                    $0.70
----------------------- ----------------------- ------------------------- ------------------------
Months 49-60                       $195,804.00                $16,317.00                    $0.75
----------------------- ----------------------- ------------------------- ------------------------


6. The Base Rent payable by Subtenant shall be increased by an amount ("Additional Rent") equal to Subtenant's Pro Rata Share of the Main Lease Obligations. For purposes of this Sublease, "Main Lease Obligations" shall mean the share of Tenant Costs (as defined in the Main Lease) and all other amounts that Sublandlord is obligated to pay under the Main Lease for the term of this Sublease, except for Sublandlord's obligation to pay Base Rent as specified in Section 2A of the Main Lease. "Subtenant's Pro Rata Share" shall mean (i) the percentage (calculated based on the ratio of the square footage of the Subleased Premised to the Leased Premises) of all Main Lease Obligations other than Main Lease Obligations that become due because of a default by Sublandlord under the Main Lease or failure of Sublandlord to timely perform any obligation under the Main Lease, (ii) l00% with respect to any Main Lease Obligations that become due solely because of a default by Sublandlord under the Main Lease if such default is caused solely by Subtenant's failure to abide by the terms of this Sublease, and (iii) 0% with respect to any Main Lease Obligations that become due because of a default by Sublandlord under the Main Lease, if such default is not caused by Subtenant's failure to abide by the terms of this Sublease. Following receipt of a timely request from Subtenant, Sublandlord shall exercise its right to conduct an audit as provided under the Main Lease and Subtenant shall pay Subtenant's Pro Rata Share of the cost of such audit.

7. All payments of Base Rent and Additional Rent shall be paid to Sublandlord at the address specified in this Sublease or elsewhere as designated from time to time by written notice from Sublandlord to Subtenant; provided, however, if Landlord wishes to collect such payments directly from Subtenant and credit Sublandlord therefore under the Main Lease, then Subtenant, following at least ten (10) days prior written notice from Landlord, will pay such amounts to Landlord at the address of Landlord specified in the Main Lease and will simultaneously send evidence of such payment to Sublandlord.

8. Within three (3) business days after Subtenant receives a fully executed original of this Sublease, Subtenant shall deposit with Sublandlord the sum of eighteen thousand five hundred dollars ($18,500.00) as a security deposit to be held by Sublandlord pursuant to the provisions of the Main Lease.

9. Sublandlord agrees to provide Subtenant with an allowance (the "Sublease Allowance") for the construction of tenant improvements within the Subleased Premises (the "Sublease Tenant Improvements"). Such Sublease Allowance and Sublease Tenant Improvements shall be approved, administered and disbursed in accordance with Exhibit C of the Main Lease, provided that the per square foot value of the Sublease Allowance shall be $6.00. All Sublease Tenant Improvements must be approved by Sublandlord and Landlord in accordance with the procedures set forth in the Main Lease. Subtenant shall remain liable at all times for its obligations under this Sublease despite any delay in completion of the Sublease Tenant Improvements (unless any such delay is attributable solely to Sublandlord's acts or omissions).

10. If at any time during the term of this Sublease, Sublandlord receives a bona fide offer to sublease all or any portion of Sublandlord's remaining space in the Building, which offer Sublandlord intends to accept, Sublandlord shall give Subtenant written notice of such offer and give Subtenant five (5) business days to accept such offer. Should Subtenant fail to exercise its right to sublease such space within such five (5) business day period, Sublandlord shall have the right to sublease the space upon the terms contained within such offer. Subtenant's right of first refusal as set forth herein is subject to the condition that on the date that Subtenant delivers its notice exercising its right of first refusal, no uncured event of default exists and is continuing hereunder. If the offer on such space is for a term that ends on or before the expiration date of this Sublease, then Subtenant's sublease of any such space will be coterminous with the term of this Sublease. If the offer on such space is for a term that ends after the expiration date of this Sublease, then Subtenant may, at its option, extend the term of this Sublease to be coterminous with the term of any such space. In such event, the Base Rent for the extended term of this Sublease shall be the Base Rent payable under the Main Lease with respect to the Subleased Premises.

11. Sublandlord and Subtenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease other than Colliers Oxford Commercial ("Colliers") and Endeavor Real Estate Group ("Endeavor"). If but only if, the parties to this Sublease validly execute and deliver this Sublease and Landlord delivers its consent to this Sublease (the date of completion of such items, the "Valid Agreement Date"), Sublandlord shall pay to Endeavor a commission equal to 4% of the Base Rent, taxes, insurance and common area maintenance expenses due under this Sublease (the "Commission"), payable as follows: (a) 50% of the Commission by the date which is 30 days following the Valid Agreement Date, and (b) the remaining 50% of the Commission by the date which is 30 days following the occupancy of Subtenant in the Subleased Premises and the commencement of Subtenant's payment of Base Rent hereunder. Subtenant and Sublandlord shall each indemnify the other against all costs, legal fees, and other liabilities for commissions or other compensation claimed by any broker or agent (other than the Colliers and Endeavor) claiming the same by, through, or under the indemnifying party.

12. Time is of the essence of this Sublease, and each and all the terms hereof.

13. Any notice or other communication required or permitted to be given under this Sublease or under the Main Lease shall be in writing and shall be deemed to be delivered on the date it is hand delivered to the party to whom such notice is given, at the address set forth below, or if such notice is mailed, on the date on which it is deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party to whom such notice is directed, at the address set forth below:

         IF TO SUBLANDLORD:                IF TO SUBTENANT:

         Luminex Corporation               American Innovations, Ltd.
         12212 Technology Blvd.            12112 Technology Blvd., Suite 100
         Austin, TX 78727                  Austin, TX 78727
         Attention: General Counsel        Attention: Contracts Administrator

14. Subtenant shall have no right to assign or sublet any interest in this Sublease without first obtaining the written consent of the Landlord and Sublandlord, which consent by Landlord is subject to the terms of the Main Lease and which consent by Sublandlord shall not be unreasonably withheld. Subtenant may, without Sublandlord 's prior written consent and without payment of any amount to Sublandlord or Landlord, sublet the Subleased Premises or assign the Sublease to (i) a subsidiary, affiliate, division, or corporation controlling, controlled by, or under common control with Subtenant, or (ii) a successor corporation related to Subtenant by merger, consolidation, non-bankruptcy reorganization, or government action, provided that if the Subtenant no longer exists, the successor corporation's net worth is equal to or greater than the net worth of Subtenant at the time of such assignment. Subtenant shall give notice to Sublandlord prior to the effective date of any assignment/sublease not requiring Sublandlord's consent.

15. Sublandlord shall have no liability to Subtenant for any wrongful action or default on the part of Landlord pursuant to the terms of the Main Lease, and Subtenant hereby agrees to look solely to Landlord in event of any such default, the liability and obligations of Sublandlord being solely pursuant to the terms and conditions of this Sublease. If Landlord shall default in the performance of any of its material obligations under the Main Lease, Sublandlord shall, upon the written request of Subtenant, use reasonably diligent, good faith efforts to promptly enforce the Main Lease (including, without limitation, Landlord's obligations with respect to providing services to the Subleased Premises) and obtain Landlord's compliance with its obligations thereunder, such efforts, as they relate to the Subleased Premises, and to the extent not paid by Landlord, to be funded by Subtenant. Without limiting the generality of the foregoing sentence, Sublandlord shall, without request of Subtenant, use reasonably diligent, good faith efforts to promptly enforce the Main Lease with respect to Landlord's obligations under Paragraph 5.C thereof and promptly deliver to Subtenant copies of all information received thereunder.

16. In the event any one or more of the provisions contained in this Sublease shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

17. Provided that Subtenant pays the Base Rent and Additional Rent and other sums herein recited to be paid by Subtenant and performs all of Subtenant's covenants and agreements herein contained, Sublandlord covenants that Subtenant shall, and may peacefully have, hold and enjoy the Subleased Premises against any person whomsoever lawfully claiming the same or any part thereof by, through, or under Sublandlord, but not otherwise, subject to the other provisions hereof and those of the Main Lease. Sublandlord agrees that it will not enter any amendment of the Main Lease which materially adversely affects the rights of Subtenant hereunder (including, without limitation, any agreement not expressly contemplated in the Lease to terminate the Main Lease with respect to the Subleased Premises) without the prior written consent of Subtenant, which consent will not be unreasonably withheld.

18. Sublandlord shall indemnify Subtenant for and hold Subtenant harmless from and against all costs, expenses (including reasonable attorneys' fees), fines, suits, claims, demands, liabilities and actions resulting from any breach, violation or nonperformance of any covenant or condition hereof or from the use or occupancy of the Premises (excluding the Subleased Premises) by Sublandlord or Sublandlord's employees, agents, contractors, licensees and invitees. The foregoing indemnification of Subtenant does not provide indemnification for negligence or willful misconduct.

19. Subtenant shall indemnify Sublandlord for and hold Sublandlord harmless from and against all costs, expenses (including reasonable attorneys' fees), fines, suits, claims, demands, liabilities and actions resulting from any breach, violation or nonperformance of any covenant or condition hereof or from the use or occupancy of the Subleased Premises by Subtenant or Subtenant's employees, agents, contractors, licensees and invitees. The foregoing indemnification of Sublandlord does not provide indemnification for negligence or willful misconduct.

20. Each insurance policy which is required under the provisions of Paragraph 10.E of the Main Lease to contain a waiver of subrogation with respect to the tenant thereunder will also contain a waiver of subrogation with respect to Subtenant.

21. If at any time Sublandlord has executed a subordination and non-disturbance agreement with Landlord's lender (an "SNDA") as set forth in Paragraph 21 of the Main Lease, Sublandlord shall (a) provide a copy of the SNDA to Subtenant, and (b) use reasonable efforts to enforce Subtenant's rights under the Sublease in accordance with the SNDA.

22. Subtenant shall be permitted to use the parking area situated in the Project (as defined in the Main Lease) for non-designated parking at the rate of 2.68 spaces per 1,000 square feet in the Subleased Premises. Use of the parking area by Subtenant shall be subject to the provisions of Paragraph 5.B of the Main Lease.

23. The failure of either party to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Sublease shall not be construed as a waiver thereof. The waiver of any violation of any term, covenant, agreement or condition contained in this Sublease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by Sublandlord of any rent with knowledge of the breach of any covenant or agreement contained in this Sublease shall not be deemed a waiver of such breach No waiver by either party of any provision of this Sublease shall be deemed to have been made unless expressed in writing and signed by such party. The provisions of Paragraph 23.D of the Main Lease shall apply to the obligations of both parties hereunder.

24. Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Sublease or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceeding.

25. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted hereunder, their respective assigns.

26. Sublandlord or Sublandlord's agents have made no representations or promises with respect to the Subleased Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth in the provisions of this Sublease.

27. Sublandlord and Subtenant represent to the other that each person signing this Sublease on behalf of such party was and continues to be authorized to do so.

28. This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings and written or oral agreements between the parties respecting the subject matter of this Sublease.

29. This Sublease is contingent upon Landlord's consent and approval, which is to be evidenced by the signature of Landlord below. If Landlord's written consent (including the non-disturbance agreement described in paragraph 30 below) to this Sublease is not obtained by 5:00 p.m. Central time on the seventh (7th) business day following the full execution of this Sublease, this Sublease agreement shall automatically terminate and be of no further force and effect.

30. Prior to the commencement of the term of this Sublease, Sublandlord shall attempt to obtain from Landlord a non-disturbance agreement in a form reasonably acceptable to Subtenant obligating Subtenant to remain in possession of the Subleased Premises in the event of a termination of the Main Lease or Sublandlord's rights of possession thereunder, such possession by Subtenant to be subject to the terms of the Main Lease regarding the Subleased Premises.

31. Provided Subtenant pays the Base Rent and Additional Rent and other sums herein recited to be paid by Subtenant and performs all of Subtenant's covenants and agreements herein contained, in the event the Main Lease is terminated by Sublandlord or Landlord as a result of a default by either party thereunder (or is terminated by Sublandlord and Landlord as a result of a mutual agreement not expressly contemplated in the Lease), Sublandlord agrees to reimburse Subtenant for its Termination Losses. As used herein, the term "Termination Losses" means the difference between (a) the base rent paid by Subtenant under the Main Lease for the Subleased Premises, and (b) the Base Rent which would have been paid by Subtenant under the Sublease for the Subleased Premises for the comparable period, relating only to the period remaining during the term hereof.

EXECUTED to be effective on the day and year first above written.

SUBLANDLORD:                               SUBTENANT:

Luminex Corporation                        American Innovations, Ltd.


By:      /s/ Mark Chandler                 By:      /s/ Richard Smalling
         -----------------                          --------------------
Name:    Mark B. Chandler, Ph.D.           Name:    Richard J. Smalling
Title:   CEO & President                   Title:   President

                               CONSENT BY LANDLORD

Landlord, as landlord under the Main Lease referred to in this Sublease, hereby consents to the foregoing Sublease Agreement, provided that this Sublease in no way modifies or amends the Main Lease, and such consent shall not be construed in any way as a consent to any other sublease of the Leased Premises or assignment of the Lease.

AETNA LIFE INSURANCE COMPANY

By:  UBS Realty Investors LLC, its Investment
     Advisers and Agent




     By:  /s/ James G. Hughes
            ------------------
     Name:  James G. Hughes
     Title: Director

                                    EXHIBIT A

                           Main Lease signed 10-19-01

                                    EXHIBIT B

                               Subleased Premises

                               [Diagram inserted.]